ASH CREEK MINING COMPANY
                                INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996





OPERATING REVENUE
Sale Of Coal
Miscellaneous Operating Revenue                              $900
                                                      -----------
TOTAL OPERATING REVENUE                                       900
                                                      -----------

OPERATING EXPENSES
Provision for Reclamation Expense
Reclamation Expense - Actual                            2,255,910
Reclamation Accrual Reversal - Credit                  (2,201,815)
General Mine Operation
General Mine Maintenance                                      317
Environmental Sampling                                        153
Royalties
Depreciation
Administrative and General (A)                            114,080
Federal Income Taxes                                     (958,928)
Deferred Income Taxes                                     744,993
Other Taxes                                                    10
                                                      -----------

TOTAL OPERATING EXPENSES                                  (45,280)
                                                      -----------

NET OPERATING INCOME                                       46,180
                                                      -----------

OTHER DEDUCTIONS
Interest Expense to PSO                                   352,664
Interest Expense Other
Miscellaneous Other Deduction - Property Write Down
Interest Income and Other
Gain on Sales of Assets                                        (1)
                                                      -----------
TOTAL OTHER DEDUCTIONS                                    352,663
                                                      -----------

NET INCOME (LOSS)                                       ($306,483)
                                                      ===========

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                            ASH CREEK MINING COMPANY
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1996


            ASSETS

PLANT
  Ash Creek Mining Company
  Buildings & Service Facilities
  Equipment                                          $9,195
  Land & Land Rights
                                                -----------
    TOTAL PLANT                                       9,195
  Less: Reserve For Depreciation-Buildings
           Reserve For Depreciation-Equipment         9,195
           Reserve For Property Valuation
           Retirement Work in Progress
                                                -----------
    TOTAL RESERVE                                     9,195
                                                -----------
    NET PLANT
                                                -----------
CURRENT & ACCRUED ASSETS
  Cash                                              $50,032
  Working Funds
  Temporary Cash Investments
  Accounts Receivable-PSO
  Accounts Receivable
  Coal Inventory
  Materials & Supplies
  Prepayments
                                                -----------
    TOTAL CURRENT & ACCRUED ASSETS                   50,032
DEFERRED DEBITS
  Development Cost Capitalized
  Less: Reserve For Valuation Acct
  Other Deferred Debits
    TOTAL DEFERRED DEBITS
                                                -----------
TOTAL ASSETS                                        $50,032
                                                ===========

CAPITALIZATION & LIABILITIES

CAPITALIZATION
  Common Stock                                   $3,839,040
  Paid In Capital
  Unappropriated Retained Earnings               (9,831,074)
  Bonds
  Unamortized Discount On Bonds
                                                -----------
   TOTAL CAPITALIZATION                          (5,992,034)
CURRENT & ACCRUED LIABILITIES
  Notes Payable-PSO                               4,845,000
  Notes Payable-Other
  Accounts Payable-PSO                               44,324
  Accounts Payable-Other                            115,168
  Taxes Accrued                                    (419,248)
  Accrued Interest Payable-PSO
  Accrued Interest Payable-Other
  Misc. Current & Accrued Liabilities             2,201,815
                                                -----------
   TOTAL CURRENT & ACCRUED LIABILITIES            6,787,059
OTHER DEFERRED CREDITS
  Deferred Investment Tax Credit
  Deferred Taxes On Income                         (744,993)
  Reserve For Mine Closing
                                                -----------
TOTAL CAPITALIZATION & LIABILITIES                  $50,032
                                                ===========